UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/27/2009

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 22, 2009, the board of directors of Wells Real Estate Investment Trust II, Inc. (the "Company") approved a new advisory agreement with Wells Capital, Inc. (the "Advisor"). The new advisory agreement (the "Agreement") is effective for the one-year period from August 1, 2009 through July 31, 2010. The Agreement is substantially the same as the advisory agreement in place immediately prior to August 1, 2009. The Agreement reflects changes in the effective dates and provisions that were date-dependent (for example, the asset management fee decreased during 2008 and 2009; the Agreement only refers to the lower rate). The Company and the Advisor also agreed to several changes that clarified language but did not alter the intended meaning of the contract.

       Other changes include the following:

       The conditions under which the Advisor would receive a disposition fee were clarified by providing a bright-line test. The previous agreement provided that the Company would pay the Advisor a disposition fee on asset sales but excluded a large portfolio sale or sale of the Company itself. A large portfolio sale accomplished through the systematic liquidation of the portfolio in a large number of transactions would entitle the Advisor to the disposition fee. The Agreement addresses how to distinguish between a portfolio sale accomplished in a small number of transactions (but not all at once and which would not entitle the Advisor to a disposition fee) and one accomplished through a larger number of transactions (the latter of which would entitle the Advisor to disposition fees). The Agreement provides that a liquidation of all or substantially all of the Company's assets effected in a transaction or series of transactions with three or fewer buyers or their affiliates that are closed in a period of a year or less would not entitle the Advisor to earn a disposition fee.

       In calculating "Net Asset Value," debt not used for investment purposes was formerly excluded (on the theory that the Advisor had no control over such debt, e.g., the board of directors deciding to issue debt to finance the repurchase of shares). The revised definition includes such debt in the calculation of "Net Asset Value." "Net Asset Value" is used in calculating the limitation on Asset Management Fees, and including all such debt puts a stricter limit on the amount of the Advisor's Asset Management Fee.

       The change to the definition of "Vacant Property" was intended to provide a bright-line test to determine whether a property should be included in the calculation of the Asset Management Fee. The previous agreement excluded a property if it had been "economically vacant." The Agreement excludes a property if over 30% of its leasable square feet does not have third-party tenant leases in place, or if it has not generated at least 70% of its potential rental revenue based on full occupancy (other than as a result of tenant improvements or leasing concessions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: July 27, 2009	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President